Exhibit 23.3




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 2-81624, 33-3797, 33-50414, 33-50416, 33-50408,
33-68602, 33-55177 and 33-55459.



                                          ARTHUR ANDERSEN LLP

Orange County, California
December 26, 1995